Exhibit 99.1

West Reports Second-Quarter 2026 Results
Raising Full-Year Net Sales and EPS guidance

Exton, PA, July 23, 2026 – West Pharmaceutical Services, Inc. (NYSE: WST), a leading provider of innovative, high-quality injectable solutions and services, today announced its financial results for the second quarter of 2026.

Second-Quarter Summary (comparisons to prior-year period)
•Net sales of $872.3 million increased 13.8%; organic growth was 12.7%.
•Diluted earnings per share ("EPS") of $2.15 increased 18.1%.
•Adjusted-diluted EPS of $2.37 increased 28.8%.
•Operating cash flow was $213.9 million. Capital expenditures were $85.9 million. Free cash flow (defined as operating cash flow less capital expenditures) was $128.0 million.
•During the first six months of 2026, the Company repurchased 1.8 million shares for $454.3 million at an average price of $258.03 per share under its share repurchase program that was announced in mid-February 2026.
•The Company also announced on July 21, 2026 that its Board of Directors declared a third-quarter 2026 dividend of $0.22 per share.

Outlook for Full-Year and Third-Quarter 2026
•Full-year 2026 net sales are expected to be in the range of $3.345 billion to $3.380 billion, up 8.8% to 10.0% reported and up 10.0% to 11.0% organic.
•Full-year 2026 adjusted-diluted EPS guidance increased to a range of $8.85 to $9.05.
•Third-quarter 2026 net sales are expected to be in the range of $820 million to $835 million, up 1.9% to 3.8% reported and up 7.0% to 8.9% organic.
•Third-quarter 2026 adjusted-diluted EPS guidance is expected to be in the range of $2.14 to $2.24.

Eric M. Green, President, Chief Executive Officer and Chair of the Board, commented: “I am pleased to report strong second-quarter results, with net sales and adjusted EPS exceeding our expectations. Net sales increased 12.7% organically, driven by our High Value Product Components business which benefited from continued strength in Biologics, a favorable mix shift from HVP upgrades including Annex 1, and ongoing growth in GLP-1 elastomers. The robust sales growth drove strong operating income margin expansion as compared to prior year. As a result of our team's strong execution in the second quarter and improved outlook, we are increasing our full-year 2026 guidance.”

Proprietary Products Segment
Net sales of $722.6 million grew by 16.6% and increased 15.5% on an organic basis.

•High-Value Product ("HVP") Components net sales of $424.1 million increased 19.4% and rose 18.4% on an organic basis. HVP Components accounted for 49% of total company net sales in the quarter.
•HVP Delivery Devices net sales of $131.2 million increased by 29.6%, and were up 29.2% on an organic basis. HVP Delivery Devices accounted for 15% of total company net sales in the quarter.
•Standard Products net sales of $167.3 million increased by 2.4% and rose 0.7% on an organic basis. Standard Products accounted for 19% of total company net sales this quarter.

West Vantage Segment
Net sales of $149.7 million increased by 2.0% and rose 0.8% on an organic basis. West Vantage accounted for 17% of total company net sales in the quarter.

Full-Year 2026 Financial Guidance
•The Company is increasing its full-year 2026 net sales guidance range to $3.345 billion to $3.380 billion, up from $3.295 billion to $3.350 billion.
◦Reported net sales growth is anticipated to be in the range of 8.8% to 10.0%, and organic net sales growth is expected to be in the range of 10.0% to 11.0%.
◦Net sales guidance includes an estimated full-year 2026 benefit of approximately 1 percentage point based on current foreign currency exchange rates.
◦SmartDose® 3.5mL generated $55 million in net sales in the second half of 2025. These net sales are excluded going forward to calculate our organic net sales growth guidance.
•The Company is increasing its full-year 2026 adjusted-diluted EPS guidance range to $8.85 to $9.05, up from the previous range of $8.40 to $8.75.
•Capital spending guidance is unchanged from a range of $250 million to $275 million.

Third-Quarter 2026 Financial Guidance
•The Company is introducing its third-quarter 2026 net sales guidance range of $820 million to $835 million.
◦Reported net sales growth is anticipated to be in the range of 1.9% to 3.8%, and organic net sales growth is expected to be in the range of 7.0% to 8.9%.
◦Net sales guidance includes an estimated headwind of approximately 1 percentage point based on current foreign currency exchange rates.
◦SmartDose® 3.5mL generated $30 million in net sales in the third quarter of 2025. These net sales are excluded going forward to calculate our organic net sales growth guidance.
•The Company is introducing its third-quarter 2026 adjusted-diluted EPS guidance range of $2.14 to $2.24.

Second-Quarter 2026 Conference Call
Management will host a conference call at 8 a.m. EDT today. The live webcast can be accessed in the "Investors" section of the Company's website at https://investor.westpharma.com/.
To participate in the Q&A portion of the conference call, please register in advance at https://edge.media-server.com/mmc/p/g76vb8x6/.
Registered telephone participants will receive the dial-in number along with a unique PIN number that will enable them to ask questions on the call.
An accompanying slide presentation will be posted in the "Investors" section of the Company's website.
A replay of the webcast will be available on the Company's website for approximately 90 days after the event.

Investor Contact:	Media Contact:
John Sweeney, CFA	Michele Polinsky
Vice President, Investor Relations	Vice President, Global Communications
(484) 790-0373	(610) 594-3054
John.Sweeney@westpharma.com	Michele.Polinsky@westpharma.com
About West
West Pharmaceutical Services, Inc. is a leading provider of innovative, high-quality injectable solutions and services. As a trusted partner to established and emerging drug developers, West helps ensure the safe, effective containment and delivery of life-saving and life-enhancing medicines for patients. With over 10,000 team members across 50 sites including 26 manufacturing facilities worldwide, West helps support our customers by delivering over 41 billion components and devices each year. Headquartered in Exton, Pennsylvania, West in its fiscal year 2025 generated $3.07 billion in net sales. West is traded on the New York Stock Exchange (NYSE: WST) and is included in the Standard & Poor's 500 index. For more information, visit www.westpharma.com.
All trademarks and registered trademarks used in this release are the property of West Pharmaceutical Services, Inc. or its subsidiaries, in the United States and other jurisdictions, unless otherwise noted.
Daikyo®, Daikyo Crystal Zenith® and Daikyo CZ® are registered trademarks of Daikyo Seiko, Ltd. Daikyo Crystal Zenith technologies are licensed from Daikyo Seiko, Ltd.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the Company's expectations regarding future events, financial guidance and financial or operational performance. Forward-looking statements may be identified by words such as "believe," "expect," "intend," "estimate," "plan," "anticipate," "project," "forecast," "guidance," "target," "may," "will," "continue" and similar expressions.
These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For additional information regarding these risks as well as other risks, uncertainties and factors that could affect our forward-looking statements, please refer to Part I Item 1A, entitled "Risk Factors," of the Company's most recent Annual Report on Form 10-K and any amendments thereto, as well as the Company's most recently filed Quarterly Reports on Form 10-Q and other filings the Company makes with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date of this press release. Except as required by law or regulation, West Pharmaceutical Services, Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-U.S. GAAP Financial Measures
The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). However, management also uses certain non-U.S. GAAP financial measures in evaluating our results of operations. Management believes that this information provides users with a valuable insight into our overall performance and financial position. As a result, this release contains certain non-GAAP financial measures, including organic net sales, adjusted-diluted EPS and adjusted operating profit. Organic net sales exclude the impact from acquisitions and/or divestitures and translate the current-period reported sales of subsidiaries whose functional currency is other than the U.S. Dollar at the applicable foreign currency exchange rates in effect during the comparable prior-year period. We may also refer to financial results, such as adjusted-diluted EPS and adjusted operating profit, that exclude the effects of unallocated items. The unallocated items are not representative of ongoing operations, and generally include restructuring and related charges, certain asset impairments, and other specifically identified income or expense items. These non-U.S. GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s results prepared in accordance with U.S. GAAP. A reconciliation of these non-U.S. GAAP measures to the comparable U.S. GAAP financial measures is included in the accompanying tables.

WEST PHARMACEUTICAL SERVICES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(in millions, except per share data)

	Three Months Ended June 30,				Six Months Ended June 30,
	2026		2025		2026		2025
Net sales	$872.3	100%	$766.5	100%	$1,717.2	100%	$1,464.5	100%
Cost of goods and services sold	543.1	62	492.6	64	1,091.6	64	958.7	65
Gross profit	329.2	38	273.9	36	625.6	36	505.8	35
Research and development	19.7	2	19.1	2	35.5	2	35.4	2
Selling, general and administrative expenses	117.6	14	95.9	13	217.1	12	183.9	13
Other expense (income), net	12.8	1	5.2	1	16.8	1	25.8	2
Operating profit	179.1	21	153.7	20	356.2	21	260.7	18
Interest (income) expense, net	(1.2)	—	(3.5)	—	(4.4)	—	(7.2)	—
Other nonoperating expense (income)	0.2	—	0.2	—	0.4	—	0.4	—
Income before income taxes and equity in net income of affiliated companies	180.1	21	157.0	20	360.2	21	267.5	18
Income tax expense	32.2	4	30.2	4	76.9	4	54.3	4
Equity in net income of affiliated companies	(6.1)	(1)	(5.0)	(1)	(9.5)	—	(8.4)	(1)
Net income	$154.0	18%	$131.8	17%	$292.8	17%	$221.6	15%

Net income per share:
Basic	$2.17		$1.82		$4.10		$3.06
Diluted	$2.15		$1.82		$4.07		$3.05

Average common shares outstanding	70.8		72.2		71.4		72.3
Average shares assuming dilution	71.3		72.5		71.9		72.8

WEST PHARMACEUTICAL SERVICES
REPORTING SEGMENT INFORMATION
(UNAUDITED)
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
Net Sales:	2026	2025	2026	2025
Proprietary Products	$722.6	$619.8	$1,416.9	$1,182.8
West Vantage	149.7	146.7	300.3	281.7
Consolidated Total	$872.3	$766.5	$1,717.2	$1,464.5

Gross Profit:
Proprietary Products	$308.0	$248.3	$581.1	$458.5
West Vantage	21.2	25.6	44.5	47.3
Gross Profit	$329.2	$273.9	$625.6	$505.8
Gross Profit Margin	37.7%	35.7%	36.4%	34.5%

Operating Profit (Loss):
Proprietary Products	$211.9	$161.7	$401.1	$292.3
West Vantage	12.9	17.8	28.5	31.3
Stock-based compensation expense	(10.9)	(7.4)	(17.5)	(8.7)
General corporate costs	(34.8)	(18.4)	(55.9)	(54.2)
Reported Operating Profit	$179.1	$153.7	$356.2	$260.7
Reported Operating Profit Margin	20.5%	20.1%	20.7%	17.8%

Unallocated items	18.3	1.6	22.2	19.6
Adjusted Operating Profit	$197.4	$155.3	$378.4	$280.3
Adjusted Operating Profit Margin	22.6%	20.3%	22.0%	19.1%

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Reported and Adjusted Operating Profit, Net Income and Diluted EPS

Three Months ended June 30, 2026	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$179.1	$32.2	$154.0	$2.15
Unallocated Items:
Restructuring and other charges(1)	1.5	0.3	1.2	0.02
M&A activities, including SmartDose® 3.5mL sale(2)	6.4	1.5	4.9	0.07
Cost-method investment activity(3)	3.5	—	3.5	0.05
Amortization of acquisition-related intangible assets(4)	—	—	0.4	—
Other(5)	6.9	1.4	5.4	0.08
Adjusted (Non-U.S. GAAP)	$197.4	$35.4	$169.4	$2.37

Six Months ended June 30, 2026	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$356.2	$76.9	$292.8	$4.07
Unallocated Items:
Restructuring and other charges(1)	2.9	(11.3)	14.2	0.20
M&A activities, including SmartDose® 3.5mL sale(2)	8.3	1.9	6.4	0.09
Cost-method investment activity(3)	3.5	—	3.5	0.05
Amortization of acquisition-related intangible assets(4)	—	—	0.9	0.01
Other(5)	7.5	1.6	5.9	0.08
Adjusted (Non-U.S. GAAP)	$378.4	$69.1	$323.7	$4.50

Three Months ended June 30, 2025	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$153.7	$30.2	$131.8	$1.82
Unallocated items:
Restructuring and other charges(1)	1.6	0.4	1.2	0.02
Amortization of acquisition-related intangible assets(4)	—	—	0.5	—
Adjusted (Non-U.S. GAAP)	$155.3	$30.6	$133.5	$1.84

Six Months ended June 30, 2025	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$260.7	$54.3	$221.6	$3.05
Unallocated items:
Restructuring and other charges(1)	19.4	2.4	17.0	0.23
Amortization of acquisition-related intangible assets(4)	0.2	—	1.1	0.01
Adjusted (Non-U.S. GAAP)	$280.3	$56.7	$239.7	$3.29

(1)During the three and six months ended June 30, 2026, the Company recorded pre-tax charges of $1.5 million and $2.9 million, respectively, related to our two existing restructuring programs: (i) $1.0 million and $1.9 million, respectively, within other expense (income), related to acceleration of depreciation and lease costs in connection with the Company's January 2025 restructuring plan and (ii) $0.5 million and $1.0 million, respectively, within selling, general and administrative expenses, for professional services relating to our 2024 plan to optimize the legal structure of the Company and its subsidiaries. In addition, we recorded a one-time tax cost of $12.0 million associated with an internal legal entity restructuring which occurred in the first quarter of 2026. During the three and six months ended June 30, 2025, the Company recorded pre-tax charges of $1.6 million and $19.4 million, respectively, related to our two existing restructuring programs: (i) $0.2 million and $16.6 million, respectively, within other expense (income), related to severance, acceleration of depreciation and lease costs in connection with the Company's January 2025 restructuring plan and (ii) $1.4 million and $2.8 million, respectively, within selling, general and administrative expenses, for professional services relating to our 2024 plan to optimize the legal structure of the Company and its subsidiaries. In addition, we recorded income tax charges of $2.0 million in the first quarter of 2025, related primarily to withholding tax and capital gains incurred in executing our plan to optimize our legal structure.
(2)During the three and six months ended June 30, 2026, the Company recorded pre-tax charges of $6.4 million and $8.3 million, respectively, related to M&A activities, including the Company's agreement to sell its SmartDose® 3.5mL On-Body Delivery System and associated facilities to AbbVie. The Company recorded $1.3 million and $2.2 million, respectively, of the charges within other expense (income), related to employee benefit costs in connection with the sale agreement. The Company recorded the remaining $5.1 million and $6.1 million, respectively, within selling, general and administrative expenses, relating to professional services in connection with the sale agreement and other M&A activities.
(3)During the three and six months ended June 30, 2026, the Company recorded cost-method investment impairment charges of $3.5 million within other expense (income).
(4)During the three and six months ended June 30, 2026, the Company recorded $0.4 million and $0.9 million, respectively, of amortization expense in association with an acquisition of increased ownership interest in Daikyo. During the three and six months ended June 30, 2025, the Company recorded $0.0 million and $0.2 million, respectively, of amortization expense within selling, general and administrative expenses associated with an intangible asset acquired during the second quarter of 2020. During the three and six months ended June 30, 2025, the Company recorded $0.5 million and $0.9 million, respectively, of amortization expense in association with an acquisition of increased ownership interest in Daikyo.

(5)Other includes nonrecurring professional fees associated with various items including certain legal matters and our cybersecurity incident from May 2026. These charges are recorded within selling, general and administrative expenses.

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Reported Net Sales to Organic Net Sales by Segment (6)

Three Months Ended June 30,	Reported Net Sales (U.S. GAAP)		Percent Change	Impact of Currency	Organic Net Sales Growth Rate (Decline) (Non-U.S. GAAP) (6)
	2026	2025
Proprietary Products	$722.6	$619.8	16.6%	1.1%	15.5%
West Vantage	149.7	146.7	2.0%	1.2%	0.8%
Total	$872.3	$766.5	13.8%	1.1%	12.7%

Six Months Ended June 30,	Reported Net Sales (U.S. GAAP)		Percent Change	Impact of Currency	Organic Net Sales Growth Rate (Decline) (Non-U.S. GAAP) (6)
	2026	2025
Proprietary Products	$1,416.9	$1,182.8	19.8%	3.3%	16.5%
West Vantage	300.3	281.7	6.6%	3.2%	3.4%
Total	$1,717.2	$1,464.5	17.3%	3.4%	13.9%

Reconciliation of Proprietary Products Segment Organic Net Sales by Product Category (6)

Three Months Ended June 30,	Reported Net Sales (U.S. GAAP)		Percent Change	Impact of Currency	Organic Net Sales Growth Rate (Decline) (Non-U.S. GAAP) (6)
	2026	2025
HVP Components	$424.1	$355.2	19.4%	1.0%	18.4%
HVP Delivery Devices	131.2	101.2	29.6%	0.4%	29.2%
Standard Products	167.3	163.4	2.4%	1.7%	0.7%
Total Proprietary Products	$722.6	$619.8	16.6%	1.1%	15.5%

Six Months Ended June 30,	Reported Net Sales (U.S. GAAP)		Percent Change	Impact of Currency	Organic Net Sales Growth Rate (Decline) (Non-U.S. GAAP) (6)
	2026	2025
HVP Components	$833.4	$671.1	24.2%	3.8%	20.4%
HVP Delivery Devices	254.8	197.0	29.3%	1.0%	28.3%
Standard Products	328.7	314.7	4.4%	3.8%	0.6%
Total Proprietary Products	$1,416.9	$1,182.8	19.8%	3.3%	16.5%

Reconciliation of Proprietary Products Segment Organic Net Sales by Market Group (6)

Three Months Ended June 30,	Reported Net Sales (U.S. GAAP)		Percent Change	Impact of Currency	Organic Net Sales Growth Rate (Decline) (Non-U.S. GAAP) (6)
	2026	2025
Biologics	$374.8	$287.7	30.3%	1.1%	29.2%
Pharma	205.0	198.5	3.3%	1.7%	1.6%
Generics	142.8	133.6	6.9%	0.2%	6.7%
Total Proprietary Products	$722.6	$619.8	16.6%	1.1%	15.5%

Six Months Ended June 30,	Reported Net Sales (U.S. GAAP)		Percent Change	Impact of Currency	Organic Net Sales Growth Rate (Decline) (Non-U.S. GAAP) (6)
	2026	2025
Biologics	$729.3	$557.0	30.9%	3.3%	27.6%
Pharma	415.6	379.1	9.6%	4.1%	5.5%
Generics	272.0	246.7	10.3%	2.2%	8.1%
Total Proprietary Products	$1,416.9	$1,182.8	19.8%	3.3%	16.5%
Reconciliation of Reported Net Sales to Organic Net Sales by Geography (6)

Three Months Ended June 30,	Reported Net Sales (U.S. GAAP)		Percent Change	Impact of Currency	Organic Net Sales Growth Rate (Decline) (Non-U.S. GAAP) (6)
	2026	2025
Americas	$388.7	$349.7	11.2%	0.6%	10.6%
Europe, Middle East, Africa	399.8	349.7	14.3%	2.2%	12.1%
Asia Pacific	83.8	67.1	24.9%	(2.1)%	27.0%
Total	$872.3	$766.5	13.8%	1.1%	12.7%

Six Months Ended June 30,	Reported Net Sales (U.S. GAAP)		Percent Change	Impact of Currency	Organic Net Sales Growth Rate (Decline) (Non-U.S. GAAP) (6)
	2026	2025
Americas	$766.0	$688.6	11.2%	0.5%	10.7%
Europe, Middle East, Africa	799.2	656.6	21.7%	6.9%	14.8%
Asia Pacific	152.0	119.3	27.4%	(0.6)%	28.0%
Total	$1,717.2	$1,464.5	17.3%	3.4%	13.9%
(6)Organic net sales exclude the impact from acquisitions and/or divestitures and translate the current-period reported sales of subsidiaries whose functional currency is other than the U.S. Dollar at the applicable foreign currency exchange rates in effect during the comparable prior-year period.

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Reported-Diluted EPS Guidance to Adjusted-Diluted EPS Guidance

	2025 Actual	2026 Guidance	% Change
Reported-diluted EPS (U.S. GAAP)	$6.79	$9.01 to $9.26	32.7% to 36.4%
Restructuring and other charges	0.31	0.23
M&A activities, including SmartDose® 3.5mL sale	0.09	(0.54) to (0.59)
Cost-method investment activity	0.06	0.05
Amortization of acquisition-related intangible assets	0.03	0.02
Other	0.01	0.08
Adjusted-diluted EPS (Non-U.S. GAAP)	$7.29	$8.85 to $9.05	21.4% to 24.1%

WEST PHARMACEUTICAL SERVICES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in millions, except per share data)	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$435.8	$791.3
Accounts receivable, net	712.0	574.4
Inventories	447.4	443.9
Other current assets	212.3	168.6
Total current assets	1,807.5	1,978.2
Property, plant and equipment	3,248.6	3,223.4
Less: accumulated depreciation and amortization	1,562.3	1,497.0
Property, plant and equipment, net	1,686.3	1,726.4
Operating lease right-of-use assets	104.7	117.0
Investments in affiliated companies	207.7	212.3
Goodwill	108.7	109.9
Intangible assets, net	6.4	7.7
Deferred income taxes	72.3	38.4
Other noncurrent assets	82.8	80.1
Total Assets	$4,076.4	$4,270.0

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$252.7	$253.7
Accrued salaries, wages and benefits	97.1	135.9
Income taxes payable	64.7	28.1
Operating lease liabilities	20.9	22.7
Accrued commissions, rebates and royalties	34.0	39.2
Other current liabilities	171.1	175.3
Total current liabilities	640.5	654.9
Long-term debt	202.9	202.8
Deferred income taxes	22.4	23.0
Pension and other postretirement benefits	28.3	29.0
Operating lease liabilities	88.3	95.6
Deferred compensation benefits	13.9	13.5
Other long-term liabilities	89.9	75.2
Total Liabilities	1,086.2	1,094.0

Equity:
Preferred stock, 3.0 million shares authorized; 0 shares issued and outstanding	—	—
Common stock, par value $0.25 per share; 200.0 million shares authorized; shares issued: June 30, 2026 - 75.3 million, December 31, 2025 - 75.3 million; shares outstanding: June 30, 2026 - 70.4 million, December 31, 2025 - 72.0 million	18.8	18.8
Capital in excess of par value	—	—
Retained earnings	4,624.1	4,374.9
Accumulated other comprehensive loss	(140.4)	(105.5)
Treasury stock, at cost (June 30, 2026 - 4.9 million shares, December 31, 2025 - 3.3 million shares)	(1,512.3)	(1,112.2)
Total Equity	2,990.2	3,176.0
Total Liabilities and Equity	$4,076.4	$4,270.0

WEST PHARMACEUTICAL SERVICES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in millions)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income	$292.8	$221.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	90.3	79.9
Amortization	1.1	1.5
Stock-based compensation	17.5	8.7
Non-cash restructuring charges	1.9	1.6
Asset impairments	4.2	4.1
Other non-cash items, net	(5.0)	(6.9)
Changes in assets and liabilities	(188.9)	(4.0)
Net cash provided by operating activities	213.9	306.5

Cash flows from investing activities:
Capital expenditures	(85.9)	(146.5)
Net cash used in investing activities	(85.9)	(146.5)

Cash flows from financing activities:
Borrowings under revolving credit agreements	50.0	—
Repayments under revolving credit agreements	(50.0)	—
Principal repayments on finance leases	(0.7)	(0.5)
Excise tax payments	(0.8)	(4.2)
Dividend payments	(31.5)	(30.3)
Proceeds from stock-based compensation awards	12.4	6.0
Employee stock purchase plan contributions	3.9	3.6
Shares purchased under share repurchase programs	(454.3)	(134.0)
Shares repurchased for employee tax withholdings	(2.5)	(2.5)
Net cash used in financing activities	(473.5)	(161.9)
Effect of exchange rates on cash	(10.0)	27.0
Net (decrease) increase in cash and cash equivalents	(355.5)	25.1

Cash, including cash equivalents at beginning of period	791.3	484.6
Cash, including cash equivalents at end of period	$435.8	$509.7

Supplemental cash flow information:
Accrued capital expenditures	$25.7	$35.4